EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 8, 2002, incorporated by reference in the Annual Report of Frontier Oil Corporation on Form 10-K for the year ended December 31, 2001 into Frontier Oil Corporation’s previously filed Registration Statements No. 33-15598, 333-56946, 333-27117, 333-83971, 333-36204 and 333-59290 on Form S-8, and Registration Statement No. 333-80253 on Form S-3.

ARTHUR ANDERSEN LLP

Houston, Texas
March 1, 2002